UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2009
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-12716	04-2573920
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

One Gateway Center, Suite 702, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 14, 2009, the compensation committee of the board of directors of Clinical Data, Inc. (the “Company”) approved the amendment and restatement of the employment agreements with each of Andrew J. Fromkin, President and Chief Executive Officer (the “Fromkin Agreement”), Caesar J. Belbel, Executive Vice President and Chief Legal Officer (the “Belbel Agreement”), C. Evan Ballantyne, Executive Vice President and Chief Financial Officer (the “Ballantyne Agreement”), and Carol R. Reed, M.D., Executive Vice President and Chief Medical Officer (the “Reed Agreement” and together with the Fromkin Agreement, the Belbel Agreement and the Ballantyne Agreement, the “Employment Agreements”), each of which became effective September 14, 2009.
     The Fromkin Agreement provides for a minimum annual base salary of $441,292 and a potential annual bonus equal to up to 200% of Mr. Fromkin’s base salary based on whether Mr. Fromkin achieves certain goals, as determined by the board of directors. Each of the Belbel Agreement and Ballantyne Agreement provides for a minimum annual base salary of $286,839 for each executive and a potential annual bonus equal to up to 100% of each executive’s base salary based on whether the respective executive achieves certain goals, as determined by the board of directors. The Reed Agreement provides for a minimum annual base salary of $306,000 and a potential annual bonus equal to up to 100% of Dr. Reed’s base salary based on whether Dr. Reed achieves certain goals, as determined by the board of directors.
     The Employment Agreements provide that each of the executive’s employment may be terminated with or without cause (as defined in each Employment Agreement) at any time by the Company, or by the executive for good reason (as defined in each Employment Agreement). If the Company terminates any of the executive’s employment without cause, or if the executive terminates his or her employment for good reason, the Company must pay such executive: (1) any salary and vacation accrued and unpaid as well as any unpaid bonus earned with respect to any fiscal year ending on or preceding the date of termination and any unreimbursed expenses and any other payments and benefits to which the executive may be entitled under the Company’s benefit plans, (2) the amount of the executive’s then current base salary for the twelve months following the date of termination, and (3) all premiums for health and other benefits during the twelve month period following the date of termination. In addition, if the executive’s employment is terminated for any reason other than for cause, the executive may be entitled to receive such additional severance benefits as the board of directors, in its sole discretion, may decide, including a bonus for the pro-rata portion of the executive’s annual bonus for the performance year in which his or her employment is terminated.
     Under the Fromkin Agreement, if Mr. Fromkin’s employment is terminated without cause or by him for good reason, or if the Company experiences a change of control during his employment, all of Mr. Fromkin’s outstanding unvested options become fully vested and the post-termination exercise period will be extended to the shorter of (i) ten years and (ii) the remaining term of the option, unless the board of directors explicitly provides otherwise when approving such options. Additionally, if Mr. Fromkin terminates his employment with the Company without good reason, (i) he must provide a 60-day notice during which time his unvested options shall continue to vest, and (ii) the post-termination exercise period for all vested options outstanding at the end of the 60-day notice period shall be extended to the shorter of (x) ten years and (y) the remaining term of the option. Under the Reed Agreement, the Belbel Agreement and the Ballantyne Agreement, if the respective executive’s employment is terminated without cause or by the executive for good reason, or if the Company experiences a change of control during his or her employment, all of such executive’s outstanding unvested options become fully vested and the post-termination exercise period will be extended to the shorter of (i) three years and (ii) the remaining term of the option, unless the board of directors explicitly provides otherwise when approving such options.
     To the extent that any payments due to each of the executives under their respective Employment Agreements (the “Payments”) are subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Internal Revenue Code (the “Code”), and to the extent that the Payments exceed four times the “base amount” (as such term is defined in Section 280G(d)(2) of the Code), then the Company will make an additional payment to such executive (the “Gross-Up Payment”) so that, after deduction of the Excise Tax, any federal, state and local income and employment tax and Excise Tax on the Gross-Up Payment, but before deduction for any federal, state or local income and employment tax on the Payments, the net amount retained by the executive shall be equal to the Payments. However, to the extent that the Payments do not exceed four times the “base amount,” then the Payments will be reduced to the extent necessary to avoid imposition of the Excise Tax. Any amounts reduced shall be irrevocably forfeited by the executives and he or she shall have no further rights to receive them.
     Each of the executives is entitled under their Employment Agreement to participate in all employee benefit plans of the Company and is entitled to four weeks of vacation per year, with the ability to roll over up to three weeks of unused vacation from any prior year. Each of the Employment Agreements also contains a confidentiality covenant applicable during the period of each executive’s employment or at any time thereafter. The Fromkin Agreement and Belbel Agreement also contain non-solicitation and non-competition covenants applicable to each of Mr. Fromkin and Mr. Belbel, respectively, both during and for a period of six (6) months following their employment with the Company. The Ballantyne Agreement and Reed Agreement also contain non-solicitation and non-competition covenants applicable to each of Mr. Ballantyne and Dr. Reed, respectively, both during and for a period of twelve (12) months following their employment with the Company.
     Under the Employment Agreements, the Company has agreed to provide supplemental disability insurance for each of the executives. In addition, under the Fromkin Agreement, the Company further agreed to provide and maintain a life insurance policy for Mr. Fromkin, payable to his beneficiary or beneficiaries, with annual premiums not to exceed $2,000.
     The foregoing descriptions of the Employment Agreements are not complete and are qualified in their entirety by reference to the Fromkin Agreement, the Belbel Agreement, the Ballantyne Agreement and the Reed Agreement, which are filed as Exhibits 99.1, 99.2, 99.3 and 99.4 hereto, respectively, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1 Amended and Restated Executive Employment Agreement dated September 14, 2009 between Clinical Data, Inc. and Andrew J. Fromkin

99.2 Amended and Restated Executive Employment Agreement dated September 14, 2009 between Clinical Data, Inc. and Caesar J. Belbel
99.3 Amended and Restated Executive Employment Agreement dated September 14, 2009 between Clinical Data, Inc. and C. Evan Ballantyne
99.4 Amended and Restated Executive Employment Agreement dated September 14, 2009 between Clinical Data, Inc. and Carol Reed, M.D.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.
By:	/s/ Caesar J. Belbel
Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary

DATE: September 18, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Executive Employment Agreement dated September 14, 2009 between Clinical Data, Inc. and Andrew J. Fromkin

99.2	Amended and Restated Executive Employment Agreement dated September 14, 2009 between Clinical Data, Inc. and Caesar J. Belbel

99.3	Amended and Restated Executive Employment Agreement dated September 14, 2009 between Clinical Data, Inc. and C. Evan Ballantyne

99.4	Amended and Restated Executive Employment Agreement dated September 14, 2009 between Clinical Data, Inc. and Carol Reed, M.D.